UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2015

Date of Report (Date of earliest event reported)

TRITON EMISSION SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 San Francisco St., Suite 201 San Juan, Puerto Rico		00901
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2015, Triton Emission Solutions Inc. (the “Company”) entered into an agreement dated as of January 12, 2015 (the “Amendment Agreement”) with LMS Shipmanagement, Inc. (“LMS”) to amend the terms to that Sales and Purchase Agreement between the Company and LMS for purchase of two DSOX-15 fuel purification systems for reducing the sulfur oxide content of marine fuel oil, dated effective July 18, 2013.

Pursuant to the Amendment Agreement, the Company and LMS have agreed to extend the deadline for LMS to exercise its option to purchase up to 40 additional DSOX-15 fuel purification systems from the Company from December 31, 2014 to December 31, 2015.

The foregoing description of the First Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment Agreement attached as Exhibit 10.2 hereto.  A copy of the Company’s news release regarding the First Amendment Agreement is attached as Exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1

Sales and Purchase Agreement dated July 18, 2013 between LMS Shipmanagement, Inc. and Triton Emission Solutions Inc. (formerly Poly Shield Technologies Inc.) (Filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 24, 2013)

10.2	Amendment No. 1 to Sales and Purchase Agreement dated as of January 12, 2015 between LMS Shipmanagement, Inc. and Triton Emission Solutions Inc.
99.1	News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: January 26, 2015	By: /s/ Rasmus Norling

Name: Rasmus Norling
Title: CEO

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